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                                                                      Exhibit 23

                        PINNACLE OIL INTERNATIONAL, INC.
                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated February 18, 2000, except for note 17 which is dated April 4, 2000, with respect to the consolidated financial statements of Pinnacle Oil International, Inc. included in this Annual Report on Form 10-K of Pinnacle Oil International, Inc. for the year ended December 31, 1999.


Deloitte & Touche LLP

Chartered Accountants
Calgary, Alberta